UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 30, 2018

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).           Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2018, Ascent Capital Group, Inc. (the “Company”) and U.S. Bank National Association, as trustee, entered into the first supplemental indenture (the “Supplemental Indenture”) to the indenture governing the Company’s 4.00% Convertible Senior Notes due 2020 (the “Notes”). Pursuant to the Supplemental Indenture, the Company surrendered its right to elect to deliver shares of common stock or a combination of cash and shares of common stock upon conversion of the Notes. Following the execution of the Supplemental Indenture, the Company may satisfy its conversion obligation solely in cash.

The foregoing description of the Supplemental Indenture is a summary and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The description of the Supplemental Indenture contained under Item 1.01 above is incorporated by reference in its entirety into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Supplemental Indenture, dated as of August 30, 2018, to the Indenture, dated as of July 17, 2013, between Ascent Capital Group, Inc. and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2018
ASCENT CAPITAL GROUP, INC.

	By:	/s/	William E. Niles
		Name:	William E. Niles
		Title:	Chief Executive Officer, General Counsel and Secretary